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                                                                   EXHIBIT 23.2


        [JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A. LETTERHEAD]


                                              PLEASE REPLY TO TAMPA
                                              E-MAIL ADDRESS: phils@jbpfirm.com


                                                          FILE NO. 40596.104955


                                February 6, 2002


PODS, Inc.
6061 45th Street North
St. Petersburg, FL  33714

Gentlemen:

         We hereby consent to the reference to this law firm in the Prospectus included in Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-55460) under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ JOHNSON, BLAKELY, POPE,
                                                  BOKOR, RUPPEL & BURNS, P.A.
                                                  -----------------------------